UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 26, 2002


                               RHOMBIC CORPORATION
             (Exact name of registrant as specified in its charter)



        Nevada                         0-28375                  86-0824125
State or other jurisdiction           Commission               IRS Employer
    of incorporation                  File Number          Identification Number


11811 N. Tatum Blvd. #3031,  Phoenix, Arizona                      85028
  (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number including area code: (602) 421-3479

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On September 23, 2002, the board of directors of the registrant approved a Stock Purchase Agreement, (the "Agreement"), by and among Rhombic Corporation ("Rhombic") and Next Advisors, Inc. a Delaware corporation ("NAI"). Pursuant to the Agreement, Rhombic purchased approximately 31% of the issued and outstanding shares of NAI from John Hartman, in exchange for 37,000,000 shares of Rhombic, representing over 50% of the issued and outstanding Common shares of Rhombic. At the time, John Hartman was the Chief Executive Officer and director of NAI.

On September 26, 2002, the board of directors of Rhombic appointed John Hartman as director and Chief Executive Officer and appointed George Bell as a director, Vice-Chairman and Chief Operating Officer. Stan Porayko resigned from the board as a director and secretary, which left four directors remaining. Albert Golusin was appointed as secretary and treasurer.

During the week ended October 4, 2002, a primary creditor of NAI was unwilling to negotiate the settlement of a $750,000 credit line secured by substantially all of the assets of NAI. As a result, on October 7, 2002, the board of directors of Rhombic and NAI terminated the Agreement by mutual consent and Mr. Hartman returned his 37,000,000 shares of Rhombic and Rhombic returned Mr. Hartman's shares of NAI stock which represented 31% ownership in NAI.

Mr. Hartman remains a director and Chief Executive Officer of Rhombic; however, as of October 9, 2002, Mr. Hartman resigned as Chief Executive Officer and director of NAI. Other than his relationship as a director and employment as a Chief Executive Officer of Rhombic, there are no other arrangements or understanding between Mr. Hartman and Rhombic currently in effect.

On October 9, 2002, Mr. Bell resigned as a board member of Rhombic and shall remain a director and the Chief Financial Officer of NAI.

ITEM 5. OTHER EVENTS

It is the intention of Rhombic to acquire and develop software technology targeted at the financial services and real estate lending markets and to serve as a parent to companies that would provide financial publishing and financial services to customers through a developed software application.

Rhombic is currently in discussions with a company in the financial services technology and publishing industry. Subject to the conclusion of satisfactory negotiations and due diligence, it is the intention of management to acquire this company.

Rhombic is currently considering the acquisition of firms or the establishment of business lines in the securities brokerage, investment advisory, insurance brokerage and commercial and residential lending services sectors.

         SAFE HARBOR: THIS CURRENT REPORT ON FORM 8-K INCLUDES STATEMENTS THAT ARE CONSIDERED "FORWARD-LOOKING" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS REFLECT RHOMBIC'S CURRENT VIEWS ABOUT FUTURE EVENTS AND PERFORMANCE. INVESTORS SHOULD NOT RELY ON THESE STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE AVAILABILITY OF FINANCING FOR RHOMBIC'S OPERATIONS, THE ABILITY OF RHOMBIC TO SECURE STRATEGIC INVESTORS, COMPETITION, GOVERNMENTAL REGULATIONS, AND OTHER FACTORS DETAILED IN RHOMBIC'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2002

                                    RHOMBIC CORPORATION


                                    By /s/ John Hartman
                                      ------------------------
                                       John Hartman